EXHIBIT 10.19

                              GANG Consulting Ltd.
                                   P.O. Box 2108
                               4118 Sundance Drive
                             Sun Peaks, B.C. V0E 5N0
                        Ph: 250-578-6910 Fx: 250-578-6977

January 3, 2005

Via Facsimile: (818) 761-1072

Mr. Mitch Francis
President/CEO
Tix Corporation
Ste 340, 12001 Ventura Place
Studio City, CA, 91604

Re: Consulting Agreement

Dear Mr. Francis,

      December 31, 2004 marked the end of our first three (3) years of working together. Over that time we have been involved in the successful transformation of the Company's business, from the motion simulator ride business, to the Las Vegas same day discount ticket sales business. (Tix Corporation)

      We have been pleased to work with you and your outstanding staff throughout this transition.

      We believe at this time the Company is in a position to expand its markets in sales, sales locations, new services and in shareholder awareness. Therefore we are recommending the following to aid in this process:

o Gang Consulting Ltd terminated its monthly consulting fee of $10,000 effective December 31, 2004. We believe these funds are better used for Business Expansion, Product Expansion, Investor and Public Relations.

o Gang Consulting Ltd. will continue to provide the same services as per our Consulting Agreement, Jan 3, 2002 for a further 2 years.

o Gang Consulting Ltd. will perform these duties for a warrant package. (described below)

o Upon execution hereof, all "Old Warrants" as specified herein below will be terminated and all "New Warrants" as specified herein below will become effective.

      Warrants:

      As per our Agreement Jan. 3, 2002, Gang Consulting had the following warrant package exercisable for a period of 5 years:

      Old Warrants:

100,000 shares @ $0.25   vesting and earned 07/01/02 (exercised for the
                         Company's benefit)
100,000 shares @ $0.50   vesting and earned 07/01/02
100,000 shares @ $1.00   vesting and earned 07/01/02
100,000 shares @ $1.50   vesting and earned 01/01/03
100,000 shares @ $2.00   vesting and earned 01/01/03
100,000 shares @ $2.50   vesting and earned 01/01/03
100,000 shares @ $3.00   vesting and earned 07/01/03
100,000 shares @ $3.50   vesting and earned 07/01/03
100,000 shares @ $4.00   vesting and earned 07/01/03

      All warrants are exercisable for a period of 3 years. (May 15, 2008)

      New Warrants:

                      100,000 shares @     vested and earned
                      $0.25
                      100,000 shares @     vested and earned
                      $0.50
                        50,000 shares @ vested and earned
                      $0.75
                        50,000 shares @ vested and earned
                      $1.00
                        25,000 shares @ vested and earned
                      $1.25
                        25,000 shares @ vested and earned
                      $1.50
                        25,000 shares @ vested and earned
                      $1.75
                        25,000 shares @ vested and earned
                      $2.00

      We look forward to working with you as you expand and promote your Ticketing businesses around the U.S. and throughout the world.

Sincerely,


/s/ Nancy Gray
--------------------
Nancy Gray
President,
Gang Consulting Ltd.

Accepted by:


/s/ Mitch Francis
--------------------
Mitch Francis, President and CEO
Tix Corporation